EXHIBIT 5.1

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

December 5, 2001

Riggs National Corporation
1503 Pennsylvania Avenue, N.W.
Washington, DC 20005

Ladies and Gentlemen:

We have acted as counsel for Riggs National Corporation, a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering $5,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Riggs National Corporation Executive Deferred Compensation Plan (the "Plan").

In such capacity, we have examined the Plan, the Restated Certificate of Incorporation and By-Laws of the Company, as amended to date, and such corporate records, statutes and other documents as we have deemed relevant in rendering this opinion. Based on the foregoing, it is our opinion that, when issued in accordance with the terms and conditions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                Sincerely,

                                                /s/ MORGAN, LEWIS & BOCKIUS LLP
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                                                    Morgan, Lewis & Bockius LLP